EX-24.1
<FILENAME>
CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

				Exhibit 24.1
	[Consent of Thomas Leger & Co. L.L.P., Certified Public Accountants]

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation in the Registration Statement on Form SB-2 of Cape Coastal Trading Corp of our report dated
February 21, 2003, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the headings Experts in such Prospectus.

Our report, dated February 21, 2003, includes an emphasis paragraph relating to an uncertainty as to the Companys ability to continue as a going concern.


/s/ Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.



Houston, Texas
September 19, 2003